UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 2, 2025

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

(Exact name of registrant as specified in its charter)

California	333-04028-LA	33-0489154

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Pointe Drive, Suite 205 Brea, CA 92821

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 671-5720

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 2, 2025, Ministry Partners Investment Company, LLC (the “Company”) announced that Brian S. Barbre, Senior Vice-President and Chief Financial Officer, has tendered his resignation and accepted a new employment opportunity.  Mr. Barbre’s separation of service is effective as of January 3, 2025.  Mr. Barbre was instrumental in the Company’s successful efforts to restructure its balance sheet, improve its net capital position, and make significant gains in enhancing the Company’s operating efficiencies.  Mr. Barbre’s separation of service was not prompted by any performance, regulatory or disciplinary issues and is not related to any disagreements regarding the Company’s financial statements or other reporting obligations.

The Company also announced that Daniel A. Flude, the Company’s Vice President of Finance and Controller, has been appointed to serve as its Interim Principal Accounting Officer for the Company and its wholly-owned subsidiary, Ministry Partners Securities, LLC.  Mr. Flude joined the Company on March 10, 2008 and has been a key member of the Company’s finance and accounting leadership team.   Mr. Flude is a certified public accountant and also holds the FINRA Series 28 securities registration license.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 3, 2025	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC

/s/ Darren M. Thompson
Darren M. Thompson
Chief Executive Officer and President